EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, Donald R. Sinclair, President and Chief Executive Officer of Western Gas Equity Holdings, LLC, the general partner of Western Gas Equity Partners, LP (the “Partnership”) and Benjamin M. Fink, Senior Vice President, Chief Financial Officer and Treasurer of Western Gas Equity Holdings, LLC, certify to the best of our knowledge that:

(1)
the Quarterly Report on Form 10-Q of the Partnership for the period ending September 30, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

October 29, 2014

/s/ Donald R. Sinclair
Donald R. Sinclair
President and Chief Executive Officer
Western Gas Equity Holdings, LLC
(as general partner of Western Gas Equity Partners, LP)

October 29, 2014

/s/ Benjamin M. Fink
Benjamin M. Fink
Senior Vice President, Chief Financial Officer and Treasurer
Western Gas Equity Holdings, LLC
(as general partner of Western Gas Equity Partners, LP)
The foregoing certifications are being furnished as an exhibit to the Report pursuant to Item 601(b)(32) of Regulation S-K and Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and, accordingly, are not being filed as part of the Report for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and are not incorporated by reference into any filing of the Partnership, whether made before or after the date hereof, regardless of any general incorporation language in such filing.